Exhibit 99.1

Kodak Agrees to $793 Million in Interim and Exit Financing

Agreement with Centerbridge, GSO, UBS and JPMorgan Sets Kodak’s Path to Emergence from Chapter 11 in the First Half of 2013

ROCHESTER, N.Y., Nov. 12 – Eastman Kodak Company announced today that it has entered into a commitment letter to secure $793 million in Junior Debtor-in-Possession Financing with Centerbridge Partners, L.P., GSO Capital Partners LP, UBS and JPMorgan Chase & Co. to provide the company with additional case financing and establishes the ability to convert a substantial part of the facility into exit financing, enhancing its liquidity and securing a major component of the company’s exit capital structure. This financing is a key element in the steps to enable the company to successfully execute its remaining reorganization objectives and emerge from Chapter 11 in the first half of 2013.

Kodak obtained proposals from separate lending consortia in a competitive process conducted recently, following the announcement that the company was seeking such financing.

“The additional liquidity from this financing will enable Kodak to accelerate its momentum as we continue to successfully execute on our reorganization objectives and emerge in the first half of 2013. After receiving significant interest from potential lenders, we reached agreement with Centerbridge Partners, GSO Capital Partners, UBS and JPMorgan, all of whom have proven track records in lending to companies that successfully reorganize,” said Antonio M. Perez, Chairman and Chief Executive Officer.

“The significance of this agreement for Kodak is that it establishes a clear path for our emergence as a stronger, more focused company. The significance for our customers, partners and suppliers around the world is that it solidifies our ability to continue to serve them, innovate for them and contribute to their success,” Perez said.

The financing is composed of new term loans of $476 million, as well as term loans of $317 million issued in a dollar-for-dollar exchange for amounts outstanding under the company’s pre-petition second lien notes. The financing is predicated on certain conditions and Kodak’s achievement of certain milestones, including the successful completion of the sale of Kodak’s digital imaging patent portfolio for no less than $500 million, which the company is confident it will achieve.

The commitment letter also contains provisions allowing for the conversion of up to $567 million of the loans into exit financing provided that Kodak meets certain conditions including the consummation of a Plan of Reorganization by September 30, 2013, the resolution of all of Kodak’s UK pension obligations and the completion of all or a portion of the sales of Kodak’s Document Imaging and Personalized Imaging businesses.

The financing is subject to completion of definitive financing documentation and Bankruptcy Court approval at a hearing in December which will be scheduled in the near future.

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CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K under Item 1A of Part 1, in the Company’s most recent quarterly report on Form 10-Q under Item 1A of Part II and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the ability of the Company to continue as a going concern, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, the length of time the Company will operate under the chapter 11 cases, risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects, the ability to execute the Company’s business and restructuring plan, increased legal costs related to the Bankruptcy Filing and other litigation, our ability to raise sufficient proceeds from the sale of non-core assets and the monetization of our digital imaging patent portfolios within our plan, the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt and financing arrangements; the Company’s ability to manage contracts that are critical to its operation, to obtain and maintain appropriate terms with customers, suppliers and service providers, to maintain product reliability and quality, to effectively anticipate technology trends and develop and market new products, solutions and technologies, to retain key executives, managers and employees, our ability to successfully license and enforce our intellectual property rights and the ability of the Company’s non-U.S. subsidiaries to continue to operate their businesses in the normal course and without court supervision. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

2012